Exhibit 99.1

TOR Minerals International to Report Fourth Quarter
and Year End 2008 Financial Results

CORPUS CHRISTI, Texas, March 16,  2009 - TOR Minerals International (Nasdaq: TORM) announced today that it will conduct its fourth quarter and year end 2008 earnings conference call on Monday, March 30, 2009, at 5:00 p.m. EDT, 4:00 p.m. CDT.  The call will be led by Dr. Olaf Karasch, President and CEO, of TOR Minerals.

The call will be available via webcast under the News section of the company's website, http://www.torminerals.com.  Interested parties may also access the conference call via telephone by dialing 877-407-8033.  Fourth quarter and year end 2008 results will be released after the markets close on March 30, 2009.

Headquartered in Corpus Christi, Texas, TOR Minerals is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:

Dave Mossberg,
Beacon Street Group, LLC
817-310-0051